Exhibit 107

Calculation of Filing Fee Table
Form F-3
(Form Type)
Lotus Technology Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Fee Rate	Amount of Registration Fee(5)
Equity	Ordinary shares, par value US$0.00001 per share(6)
Equity	Preferred shares
Equity	Warrants
Equity	Subscription rights
Equity	Units
Debt	Debt Securities
Debt Convertible into Equity	Debt Securities
Non-Convertible Debt	Debt Securities
Total Offering Amount				US$1,400,000,000	0.0001531	US$214,340
Total Fees Previously Paid						N/A
Total Fee Offsets						N/A
Net Fee Due						US$214,340

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)	There are being registered under this registration statement such indeterminate number of ordinary shares, preferred shares, debt securities, warrants, subscription rights and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$1,500,000,000, or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of US$$1,500,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of convertible debt securities and warrants that provide for such conversion into, exercise for or exchange into ordinary shares.

(3)	Not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b to the Calculation of Filing Fee Tables and Related Disclosure in Item 9(b) of Form F-3.

(4)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.

(5)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

(6)	These ordinary shares may be represented by American depositary shares, each of which represents one ordinary share. American depositary shares issuable upon deposit of ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (Registration No. 333-275006 and No. 333-282411).